UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA,

FINANCIERA Y AGROPECUARIA

(Exact name of registrant as specified in its charter)

The Republic of Argentina

(State of incorporation or organization)

Not applicable

(IRS Employer Identification No.)

Moreno 877, 23rd Floor, (C1091AAQ)

Buenos Aires, Argentina

+54 (11) 4814-7800

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Warrants, exercisable for Common Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration statement file number to which this form relates: 333-146011

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

Item 1.	Description of Registrant’s Securities to be Registered.

On March 19, 2008 and March 25, 2008, Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria (the “Registrant”) issued an aggregate of 180,000,000 warrants (“Warrants”) to purchase 60,000,000 common shares of the Registrant, par value Ps. 1.00 (the “Common Shares”). Each Warrant entitles its holder to purchase 0.33333333 Common Shares for an exercise price of US$1.68 per Common Share. A more detailed description of the Warrants is contained in a prospectus, constituting part of the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-146011) filed under Rule 462(c) of the Securities Act of 1933, as amended, on March 12, 2008 (such prospectus, the “Prospectus”). The description of the Warrants contained in the Prospectus under the heading “Description of the Warrants” is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the NASDAQ Stock Market LLC.

Item 2.	Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended on an exchange on which other securities of the Registrant are currently registered.

3.1	By-laws (Estatutos) of the Registrant, which serve as the Registrant’s articles of incorporation and by-laws, and an English translation thereof (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-06548) filed with the SEC on March 3, 1997).

4.1	Form of Deposit Agreement among the Registrant, the Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-06548) filed with the SEC on March 3, 1997).

4.2	Warrant Agreement dated as of March 19, 2008 among the Registrant, The Bank of New York, as warrant agent, and Banco Santander Río S.A., as representative of the warrant agent in Argentina (including a form of the Warrants).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cresud S.A.C.I.F. y A

By:	/s/ Eduardo S. Elsztain
Eduardo S. Elsztain Chairman of the Board of Directors (Principal Executive Officer)

Date: April 10, 2008

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